UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2022

HPS CORPORATE LENDING FUND

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01431	87-6391045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 33rd Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-287-4900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 3, 2022, HPS Corporate Lending Fund (the “Fund”) entered into a Commitment Increase Agreement (the “Commitment Increase Agreement”) among the Fund, certain new and existing lenders and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to the Fund’s Senior Secured Revolving Credit Agreement, dated as of June 23, 2022, among the Fund, as borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended and supplemented, the “Revolving Credit Facility”).

The Commitment Increase Agreement provides for, among other things, an increase in the aggregate commitments of the lenders under the Revolving Credit Facility from $925,000,000 to $1,125,000,000 through the accordion feature in the Revolving Credit Facility. The accordion feature in the Revolving Credit Facility allows the Fund, under certain circumstances, to increase the total size of the facility to a maximum of $1,850,000,000.

The description above is only a summary of the material provisions of the Commitment Increase Agreement and is qualified in its entirety by reference to a copy of the Commitment Increase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation

The information included under Item 1.01 above regarding the Commitment Increase Agreement and the Revolving Credit Facility is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

October 2022 Distributions

On October 31, 2022, the Fund declared special distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Common Shares	$0.10	$—	$0.10
Class D Common Shares	$0.10	$—	$0.10
Class F Common Shares	$0.10	$—	$0.10

*

Emerson Equity LLC, the Fund’s Managing Dealer, has agreed to waive shareholder servicing and/or distribution fees for Class D common shares and Class F common shares for the first nine months following February 3, 2022, the date on which the Fund broke escrow. No shareholder servicing and/or distribution fees will be paid with respect to the Class I common shares.

The special distributions for each class of Shares are payable to shareholders of record as of October 31, 2022 and will be paid on or about November 29, 2022.

These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Pricing of Notes

On October 28, 2022 the Fund priced an offering of $170 million in aggregate principal amount of Series A Senior Notes, Tranche A (the “2025 Notes”) and $155 million in aggregate principal amount of Series A Senior Notes, Tranche B (the “2027 Notes” and, together with the 2025 Notes, the “Notes”) to institutional investors in a private placement. The issuance of $170 million of the 2025 Notes and $155 million of the 2027 Notes are expected to close on November 14, 2022. The 2025 Notes have a fixed interest rate of 8.37% per annum and are due on November 14, 2025 and the 2027 Notes have a fixed interest rate of 8.43% per annum and are due on November 14, 2027. Interest on the Notes is due and payable semiannually. These interest rates are subject to increase (up to a maximum increase of 2.00% above the stated rate for each of the 2025 Notes and the 2027 Notes) in the event that, subject to certain exceptions, the Notes cease to have an investment grade rating and the Fund’s minimum secured debt ratio exceeds certain thresholds. There is no guarantee of the successful placement of the Notes or that the closing of the Notes will occur as anticipated.

In connection with the 2025 Notes and 2027 Notes, the Fund entered into interest rate swaps to more closely align the interest rates of the Fund’s liabilities with the Fund’s investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement related to the 2025 Notes, the Fund receives a fixed interest rate of 8.37% per annum and pays a floating interest rate of SOFR + 4.08% per annum on $85 million of the 2025 Notes. Under the interest rate swap agreement related to the 2027 Notes, the Fund receives a fixed interest rate of 8.43% per annum and pays a floating interest rate of SOFR + 4.42% per annum on $77.5 million of the 2027 Notes. The Fund designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Fee Waiver Extension

On November 2, 2022, HPS Investment Partners, LLC, the Fund’s investment adviser (the “Adviser”) decided to extend the waiver of the Fund’s management fee and incentive fee based on income until December 31, 2022. Previously, the Adviser had agreed to waive the management fee and incentive fee based on income for the first nine months following the date on which the Fund broke escrow for its continuous public offering, which occurred on February 3, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1*	Commitment Increase Agreement, dated as of November 3, 2022, by and among HPS Corporate Lending Fund, The Bank of New York Mellon, as assuming lender, JPMorgan Chase Bank, N.A., as administrative agent, as an issuing bank, and as an increasing lender, Goldman Sachs Bank USA, as an issuing bank and as an increasing lender, MUFG Bank, Ltd., as an issuing bank, Royal Bank of Canada, as an issuing bank, Sumitomo Mitsui Banking Corporation, as an issuing bank, Bank of America, N.A., as an increasing lender, and BNP Paribas, as an increasing lender

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HPS Corporate Lending Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: November 4, 2022	By:	/s/ Yoohyun K. Choi
Name: Yoohyun K. Choi
Title: Secretary